                                                                  EXHIBIT 3.2(e)

                     SECOND AMENDED AND RESTATED BYLAWS OF

                         AUTO MARKETING NETWORK, INC.

                                   ARTICLE I

                                    OFFICES


     The principal office of Auto Marketing Network, Inc. (the "Corporation") shall be established and maintained at Suite 315, 2101 Corporate Boulevard, N.W., Boca Raton, County of Palm Beach, State of Florida. The corporation may also have offices at such places within or without the State of Florida as the Board of Directors may from time to time establish.

                                  ARTICLE II

                            MEETING OF SHAREHOLDERS

     Section 2.01. PLACE OF MEETINGS. Meetings of the shareholders shall be held at the principal office of the corporation or at such place within or without the State of Florida as the Board of Directors shall authorize.

     Section 2.02. ANNUAL MEETING. Annual meetings of the shareholders for the election of directors and for the transaction of such other business as properly may be brought before the meeting shall be held at such place, within or without the State of Florida, and time as shall be determined by the Board of Directors.

     Section 2.03. SPECIAL MEETINGS. Special meetings of the shareholders, for any lawful purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Chairman of the Board of Directors, and shall be called by the President or by the Secretary or by the Chairman of the Board of Directors following receipt of a written request stating the purposes thereof and signed by the holders of not less than 30% of all the outstanding shares of the Corporation entitled to vote at the meeting. Each such meeting shall be held at such place, and on such date and at such time, as the Board of Directors of the Corporation shall designate in a resolution duly adopted by it, for the purposes stated in the notice thereof. Business transacted at any special meeting shall be limited to the purposes stated in the notice of the meeting.

     Section 2.04. NOTICE OF MEETINGS. Written or printed notice stating the place, day, hour and purposes of the meeting, shall be delivered not less than 10 (ten) nor more than sixty (60) days before the date of the meeting, either personally or by mail or other means of written communication, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock records of the Corporation or as the shareholder has designated in writing. A waiver of any notice, signed by a shareholder before or after the time for the meeting, shall be deemed equivalent to such notice.

        Section 2.05. Inspectors of Elections. If the object of a shareholder's meeting is to elect directors or to take a vote of the shareholders on any proposition, then the President or other person presiding at such meeting shall appoint not fewer than two persons, who are not directors or candidates for election as a director, inspectors to receive and count the votes given at such meeting and certify the result to him or her. In all cases where the right to vote upon any share or shares of the Corporation shall be questioned, it shall be the duty of the inspectors to decide such questions subject to any ruling by the President or person presiding at the meeting. Each inspector, before he or she shall enter on the duties of his office, shall take and subscribe to an oath to perform faithfully his or her duties as such.

        Sec 2.06. Quorum. Except as otherwise provided by law or by the Articles of Incorporation of the Corporation, at all meetings of shareholders the holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting shall be present in person or by proxy in order to constitute a quorum for the transaction of business.

        Section 2.07. Voting Lists. At least 10 days before every meeting of shareholders, a list of the shareholders (including their addresses) entitled to vote at the meeting, arranged in alphabetical order, and their record holding as of the record date shall be open for examination by any shareholder, for any purpose germane to the meeting, during ordinary business hours, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list also shall be kept at and throughout the meeting, and may be inspected by any shareholder who is present at such meeting.

        Section 2.08. Voting of Shares. Unless otherwise provided in the Articles of Incorporation, at any meeting of the shareholders every shareholder of record having the right to vote thereat shall be entitled to one vote for every share of stock standing in his or her name as of the record date and entitling him or her to so vote. A share holder may vote in person or by proxy.

        Section 2.09. Proxies. Every proxy shall be executed in writing by the shareholder or by his or her attorney-in-fact. Such proxy shall be filed with the office or agent having charge of the stock transfer books for shares before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

        Section 2.10. Conduct of Meetings. At each meeting of the shareholders, the Chairman of the Board of Directors or, in his or her absence, the President, shall act as Chairman of the meeting. The Secretary, or in his or her absence, any person appointed by the Chairman shall act as Secretary of the meeting and shall keep the minutes thereof. The order of business at all meetings of the shareholder shall be as determined by the Chairman of the meeting.

        Section 2.11. Action Without Meeting Prohibited. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of the shareholders of the Corporation and may not be effectuated by any consent in writing by such shareholders.

                                  ARTICLE III

                                   DIRECTORS

        Section 3.01. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors which shall exercise all the powers of the Corporation, except as otherwise provided by Florida law or the Articles of Incorporation of the Corporation.

        Section 3.02. Number of Directors. The Board of Directors shall consist of not less than three members. The number of directors may be reduced or increased from time to time by action of a majority of the entire Board of Directors, but no decrease may shorten the term of an incumbent director. When used in these Bylaws, the phrase, "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies. Directors need not be shareholders.

        Section 3.03.  Election, Classification and Term of Directors.
Directors shall be elected at the annual meeting of shareholders and shall be divided into three classes, A, B and C, as nearly equal in number as the total number of directors constituting the whole board permits, with the term of office of one class expiring each year. Directors in Class A shall hold office for an initial term expiring at the 1997 annual meeting of shareholders, directors in Class B shall hold office for an initial term expiring at the 1998 annual meeting of the shareholders and directors in Class C shall hold office for an initial term expiring at the 1999 annual meeting of the shareholders. Each director in each class shall serve until his successor has been elected and qualified, or until the director's prior resignation or removal. Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and each director so elected shall hold office until his successor has been elected and qualified, or until the director's prior resignation or removal. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible.

        Section 3.04. Resignations; Vacancies. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to the director's prior death, resignation, disqualification or removal from office. The shareholders shall have the right to remove any one or all of the directors with or without case upon the affirmative vote of the holders of a majority of the shares then entitled to vote at any meeting of shareholders, voting together as a single class. Any vacancy on the Board of Directors that results from a newly created directorship may be filled by the affirmative vote of a majority of the Board of Directors then in office; and any other vacancy occurring on the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director's predecessor.

        Section 3.05. Regular Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Florida. An annual meeting of the Board of Directors shall be held either (a) without notice immediately after the annual meeting of shareholders and in the same place, or (b) as soon as practicable after the annual meeting of shareholders on such date and at such time and place as the Board of Directors determines. Regular meetings of the Board of Directors shall be held on such dates and at such places and times as the Board of Directors determines. Notice of regular meetings need not be given, except as otherwise required by law. The Board of Directors or any committee designated by the Board of Directors may, by resolution, establish a time and place for additional regular meetings which may be held without further notice other than such resolution.

        Section 3.06. Special Meetings. Special meetings of the Board of Directors may be called by or at the direction of the Chairman of the Board of Directors or President or the Secretary upon the written request of a majority of the directors. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

        Section 3.07. Notice of meetings. Notice of each annual or special meeting of the Board of Directors shall be given not later than 24 hours before the meeting is scheduled to commence, by the Chairman of the Board of Directors or President or the Secretary and shall state the place, date and time of the meeting. Notice of each meeting may be delivered to a director by hand or given to a director orally (whether by telephone or in person) or mailed, telecopied or telegraphed to a director at his or her residence or usual place of business, provided, however, that if notice of less than 72 hours is given it may not be mailed. If mailed, the notice shall be deemed to have been given when deposited in the United States mail, postage prepaid; and if telecopied or telegraphed, the notice shall be deemed to have been given when the contents of the telecopy or telegram are transmitted to the recipient with instructions that the telecopy or telegram immediately be delivered. Notice of any meeting need not be given to any director who shall submit, either before or after the meeting, a signed waiver of notice or who shall attend the meeting, except if such director shall attend for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Notice of any adjourned meeting including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting.

        Section 3.08. Quorum and Manner of Acting. Except as otherwise provided by law or in these Bylaws, at all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

        Section 3.09. Conduct of Meetings. At each meeting of the Board of Directors, the Chairman of the Board of Directors shall act as Chairman of the meeting or, in the absence of the Chairman of the Board of Directors, the President shall act as Chairman of the meeting. The Secretary or, in his or her absence, any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board of Directors shall be as determined by the Chairman of the meeting.

        Section 3.10. Committee of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting an not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting at the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following: approving or recommending to shareholders actions or proposals required by law to be approved by the shareholders; filling vacancies on the Board of Directors or any committee thereof; adopting, amending or repealing these Bylaws; authorizing or approving the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; authorizing or approving the issuance or sale or contract for the sale of shares, or determining the designation of the relative rights, preferences and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                (a) Executive Committee. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate three or more directors to constitute an Executive Committee, which Committee, unless its authority shall be otherwise expressly limited by such resolution or other resolutions, shall have and may exercise all of the authority of the entire Board of Directors in the business and affairs of the Corporation expect where action of the entire Board of Directors is specified by statute. Vacancies in the membership of the Executive Committee may be filled by the Board of Directors at any regular or special meeting of the Board of Directors or by unanimous written consent. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors at their next meeting. The designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon the Board of Directors or the member by law.

        The Board of Directors may from time to time designate the number of such Executive Committee members that shall constitute a quorum and provide for the holding of regular meetings thereof. In the absence of any such designation, a majority of the members of the Executive Committee shall constitute a quorum. The affirmative vote of a majority of those present at a meeting of the Executive Committee at which a quorum is present shall be necessary for the adoption of any resolution.

         Meetings of the Executive Committee may be called by any member upon at least three (3) days prior written notice, which may be given by telegraph. Notwithstanding the provisions of the immediately preceding sentence, any member of the Executive Committee, may, when such member deems circumstances to so warrant, call a special meeting of the Executive Committee upon notice by mail, telegram or telephone given not later than the day preceding the date of the meeting.

          Any member of the Executive Committee who ceases to be a director shall cease ipso facto to be a member of the Executive Committee. Any member may resign at any time upon written notice to the Corporation. A resignation shall become effective when and as specified in the notice or, in the absence of such specification, upon its acceptance by the Corporation.

          The members of the Executive Committee may be paid such compensation for their services and such expenses incurred by them in connection therewith, as the Board of Directors may determine, but otherwise shall not be entitled to any compensation for their services as Executive Committee members.

          (b) Audit Committee. The Board of Directors, by a resolution adopted by a majority of the entire Board of Directors, may designate three or more directors to constitute an Audit Committee, which Committee, unless its authority shall be otherwise expressly limited by such resolution or other resolutions, shall have the following duties, among others:

                (i)     make recommendations to the Board of Directors as to:
          (A) the selection of the firm of independent public accountants and auditors to examine the books and accounts of the Corporation and its subsidiaries and affiliates for each fiscal year; (B) the proposed arrangement for the independent public accountants and auditors for each fiscal year, including the scope of the examination, the proposed fees and the reports to be rendered; (C) the advisability of having the independent public accountants and auditors make specified studies and reports as to auditing matters, accounting procedures, tax or other matters;

                (ii) review the results of the audit for each fiscal year of the Corporation with the independent public accountants and auditors and appropriate management representatives, which review should cover and include, among other things, the audit report, the published financial statements and any other pertinent reports;

                (iii) review with the independent public accountants and auditors such major accounting policies of the Corporation as are deemed appropriate for review by the Committee, as well as any other specific accounting policies deemed by the Committee to be appropriate for discussion;

                (iv) report to the Board of Directors at each meeting of the full Board of Directors following a meeting of the Audit Committee concerning the Committee's activities.

        Vacancies in the membership of the Audit Committee may be filled by the Board of Directors at any regular or special meeting of the Board of Directors or by unanimous written consent.

        The Audit Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors at its next meeting. The designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon the Board of Directors or the member by law.

        Meetings of the Audit Committee may be called by any member upon at least three (3) days prior written notice.

        (c) Compensation Committee. The Board of Directors, by a resolution adopted by a majority of the entire Board of Directors, may designate three or more directors to constitute a Compensation Committee, which committee, unless its authority shall be otherwise expressly limited by such resolution or other resolutions, shall have the following duties, among others:

                (i) consider and make recommendations to the Board of Directors and the officers of the Corporation with respect to the overall compensation policies of the Corporation;

                (ii) approve the compensation payable to all officers of the Corporation;

                (iii) review proposed compensation of executives as provided in the Corporation's executive compensation plan;

                (iv) advise management on all other executive compensation matters as requested;

                (v)     constitute and act as the Stock Option Plan Committee;
        and

                (vi) report to the Board of Directors as and when appropriate with respect to all of the foregoing.

        The Board of Directors, by a resolution adopted by a majority of the entire Board of Directors, may, in lieu of establishing a separate stock option committee, confer the duties of the stock option set forth in subsection (d) below to the Compensation Committee.

        Vacancies in the membership of the Compensation Committee may be filled by the Board of Directors at any regular or special meeting of the Board of Directors or by unanimous written consent.

        The Compensation Committee shall keep regular minutes of its proceedings and report the same to Board of Directors when required. The designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon the Board of Directors or the member by law.

        The Board of Directors may from time to time designate the number of such Compensation Committee members that shall constitute a quorum and provide for the holding of regular meetings thereof. In the absence of any such designation, a majority of the members of the Compensation Committee shall constitute a quorum. The affirmative vote of a majority of those present at a meeting of the Compensation Committee at which a quorum is present shall be necessary for the adoption of any resolution or the taking of any action.

        Meetings of the Compensation Committee may be called by any member upon at least three (3) days prior written notice.

        (d) Stock Option Committee. The Board of Directors, by a resolution adopted by a majority of the entire Board of Directors, may designate two or more directors to constitute a Stock Option Committee, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchance Act of 1934, as amended, which Committee, unless its authority shall be otherwise expressly limited by such resolution or other resolutions, shall have the following duties, among others:

                (i) to determine the employees, officers and directors to whom stock options ("Options") shall be granted, pursuant to any performance stock option plan of the Corporation ("Stock Option Plan") as may be amended from time to time, the time when such Options shall be granted, the number of shares of common stock which shall be subject to each Option, the period(s) during which such Options shall be exercisable (whether in whole or in part), and other terms and provisions thereof;

                (ii) to construe the Stock Option Plan and Options granted thereunder, to amend the Stock Option Plan and Options granted thereunder, to prescribe, amend and rescind rules and regulations relating to the Stock Option Plan, to determine the terms and provisions of the respective Options and to make all other determinations necessary or advisable for administering the Stock Option Plan;

                (iii) any or all powers and functions of the Stock Option Committee may at any time and from time to time be exercised by the Board of Directors or the Executive Committee thereof; provided, however, that, with respect to the participation in the Stock Option Plan by employees who are members of the Board of Directors or of the Executive Committee, as the case may be, such powers and functions of the Stock Option Committee may be exercised by the Board of Directors or the Executive Committee only if, at the time of such exercise, a majority of the members of the Board of Directors or the Executive Committee, as the case may be, and a majority of the directors acting in the particular matter, are "disinterested persons" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended;

                (iv) advise management on all other matters pertaining to the Stock Option Plan as requested;

                (v) report to the Board of Directors as and when appropriate with respect to all of the foregoing;

        Vacancies in the membership of the Stock Option Committee may be filled by the Board of Directors at any regular or special meeting of the Board of Directors or by unanimous written consent.

        The Stock Option Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon the Board of Directors or the member by law.

        The Board of Directors may from time to time designate the number of such Stock Option Committee members that shall constitute a quorum and provide for the holding of regular meetings thereof. In the absence of any such designation, a majority of the members of the Stock Option Committee shall constitute a quorum. The affirmative vote of a majority of those present at a meeting of the Stock Option Committee at which a quorum is present, shall be necessary for the adoption of any resolution or the taking of any action.

        Meetings of the Stock Option Committee may be called by any member upon at least three (3) days prior written notice.

        Section 3.11. Written Consent of Action in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

        Section 3.12. Meetings Held Other Than In Person. Members of the Board of Directors or any committee may participate in a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other, and such participation shall constitute presence in person at the meeting.

        Section 3.13. Compensation. By resolution of the Board of Directors and irrespective of any personal interest of any of the members, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof, or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 3.14. Honorary Directors. In addition to the directors of the Corporation, there may be as many honorary directors as the shareholders or the Board of Directors may elect. Honorary directors shall be elected by the shareholders at any meeting of shareholders or by the Board of Directors at any meeting of the directors. Honorary directors shall have no liability after they become honorary directors for the actions of the Board of Directors and shall not be required to attend any meeting of the Board of Directors, but shall be notified of all meetings of the Board of Directors in the same manner as the directors, and if in attendance at such meetings, shall have all the rights and privileges of directors (including the right to receive director's fees and expenses), except the right to vote on all matters before such meetings and all other matters which may be brought before the Board of Directors from time to time.

        Section 3.15. Management Advisors. In addition to the directors of the Corporation, and any honorary directors as may be designated, there may be as many management advisors to the Board of Directors as the Board of Directors may appoint. Management advisors to the Board of Directors may be appointed by the Board of Directors at any meeting of the directors. Management advisors to the Board of Directors shall have no liability upon or after their appointment for the actions of the Board of Directors and shall not be required to attend any meetings of the Board of Directors, but shall be notified of all meetings of the Board of Directors in the same manner as the directors.

        Section 3.16. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Director or any committee thereof at which corporate action is taken shall be presumed to have assented to the action taken unless he or she objects at the beginning of such meeting to the holding of the meeting or the transacting of business thereat, or he or she shall contemporaneously request that his or her dissent from the action taken be entered in the minutes of the meeting, or he or she shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

        Section 3.17.  Transactions with Interested Directors.

                (a) No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if (i) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies such contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (ii) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (iii) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee, or the shareholders.

                (b) For purposes of paragraph (a)(i) only, a conflict of interest transaction is authorized, approved or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no relationship or interest in the transaction described in subsection (a), but a transaction may not be authorized, approved or ratified under this section by a single director. If a majority of the directors who have no such relationship or interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action under this section. The presence of, or a vote cast by, a director with such relationship or interest in the transaction does not affect the validity of any action taken under paragraph (a)(i) if the transaction is otherwise authorized, approved or ratified as provided in that subsection, but such presence or vote of those directors may be counted for purposes of determining whether the transaction is approved under other sections of this act.

                (c) For purposes of paragraph (b)(i), a conflict of interest transaction is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection. Shares owned by or voted under the control of a director who has a relationship or interest in the transaction described in subsection (a) may not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under paragraph (b)(i). The vote of those shares, however, is counted in determining whether the transaction is approved under other sections of this act. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this section.


                                  ARTICLE IV

                                   OFFICERS

        Section 4.01. Offices. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer, and may include a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a Chief Executive Officer and such Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors in its discretion may determine, each of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person, except that the President and Secretary shall not be the same person.

        Section 4.02. Election. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall choose a President, one or more Vice Presidents, none of whom need be a member of the Board of Directors, and may elect one of the directors as Chairman of the Board of Directors. If any of the other officers listed in Section 1 of this Article IV are not elected at such first meeting, they may be elected at any subsequent meeting of the directors.

        Section 4.03. Other Offices. Such other officers and assistant officers as may be deemed necessary may be elected by the Board of Directors.

        Section 4.04. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

        Section 4.05. Term of Office. The officers of the Corporation shall hold office until their successors are elected and qualify. Any officer elected by the Board of Directors may be removed by the affirmative vote of a majority of the whole Board of Directors with or without cause. Any vacancy occurring in any office of the Corporation due to death, resignation, removal or otherwise shall be filled for the unexpired portion of the term by the Board of Directors.

        Section 4.06.  Chairman.

                (a) Chairman. The Chairman of the Board of Directors, if such an officer shall have been elected by the Board of Directors, shall preside at all meetings of the shareholders and the Board of Directors. Except where, by law, the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors.

                (b) Vice Chairman. The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman. He shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

        Section 4.07. Chief Executive Officer. The Chief Executive Officer shall have general active management of the business of the Corporation, and in the absence of the Chairman of the Board of Directors, shall preside at all meetings of the shareholders and the Board of Directors; and shall see that all orders and resolutions of the Board of Directors are carried into effect.

        Section 4.08. President. The President, in the absence of the Chairman of the Board of Directors and the Chief Executive Officer, shall preside at all meetings of the shareholders and the Board of Directors. The President shall have general supervision of the affairs of the Corporation, shall sign or countersign all certificates, contracts or other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and shareholders, and shall perform any and all of the duties as are incident to the office of the President or are properly required of him or her or assigned to him or her by the Board of Directors.

        Section 4.09. Vice Presidents. The Vice Presidents, in the order designated by the Board of Directors, shall exercise the functions of the President during the absence or disability of the President. Each Vice President shall have any other duties or powers as are assigned from time to time by the Board of Directors.

        Section 4.10. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors or President, under whose supervision he shall be. He shall keep, or cause to be kept, the seal of the

Corporation and affix, or cause to be affixed, the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.

        Section 4.11. Assistant Secretaries. The Assistant Secretaries, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        Section 4.12. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer, and of the financial condition of the Corporation.

        If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control and belonging to the Corporation.

        Section 4.13. Other Subordinate Officers. Other subordinate officers appointed by the Board of Directors shall exercise any powers and perform any duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted from time to time.

        Section 4.14. Absence of Any Officer. In the absence or disability of any officer of the Corporation and of any person authorized to act in his or her place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of that officer to any other officer, or any director, or any other person whom it may select.

        Section 4.15. Resignations. Any officer may resign at any time by giving written notice thereof to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

                                   ARTICLE V

                    INDEMNIFICATION OF DIRECTORS, OFFICERS
                                 AND EMPLOYEES

        Section 5.01. Rights to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or other type of proceeding whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "Proceeding), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Florida Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against liability, including obligations to pay a judgment, settlement, penalty fine (including an excise tax assessed with respect to any employee benefit plan), and expenses (including counsel fees, including those for appeal), incurred in connection with such Proceeding, including any appeal thereon; and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrator; provided, however, that, except as provided in Section 5.02 below, the Corporation shall not indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) which was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Florida Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article V or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        Section 5.02.  Right of Claimant to Bring Suit.  If a claim under
Section 5.01 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Florida Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Florida Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        Section 5.03. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

        Section 5.04 Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article V.

        Section 5.05 Insurance. The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance to the extent reasonably available, at its expense, to protect itself and any other director, officer, employee or agent of the Corporation or any director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Florida Business Corporation Act.

        Section 5.06. Amendments. Any amendment, repeal or modification of any prevision of this Article V by the shareholders or the directors of the Corporation shall not adversely affect any right or protection of a director, officer or employee of the Corporation existing at the time of such amendment, repeal or modification.

                                  ARTICLE VI

                   PROVISIONS RELATING TO STOCK CERTIFICATES
                               AND SHAREHOLDERS

        Section 6.01. Certificates. Certificates for the Corporation's capital stock shall be in such form as required by law and as approved by the Board of Directors. Each certificate shall be signed in the name of the Corporation by the President or any Vice President and by the Secretary, the Treasurer or any Assistant Secretary or any Assistant Treasurer and shall bear the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation or its employees, the signature of any officer of the Corporation may be a facsimile signature. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature was placed on any certificate shall have ceased to be such officer, transfer agent or registrar before the certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

        Section 6.02. Loss Certificates. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board of Directors may require the owner of the lost, mutilated, stolen or destroyed certificate, or his or her legal representative, to make an affidavit of that fact and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of the certificate or the issuance of a new certificate.

        Section 6.03. Transfers of Shares. Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, transfers of shares shall be registered on the books of the Corporation maintained for that purpose after due presentation of the stock certificates therefor appropriately endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

        Section 6.04.  Record Date.

                (a) The Board of Directors may fix a record date for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof. The record date fixed for such purpose shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than 70 days before the date of such meeting. If the Board of Directors does not fix a record date for such purpose, the record date for such purpose shall be at the close of business on the day next preceding the day on which the notice is given and, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                (b) The Board of Directors may fix a record date for the purpose of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the purpose of any other action. The record date fixed for such purpose shall not precede the date upon which the resolution fixing this record date is adopted. If the Board of Directors does not fix a record date, the record date for determining the shareholders for any such purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto.

        Section 6.05. Registered Owner. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.


                                  ARTICLE VII

                              GENERAL PROVISIONS

        Section 7.01. Dividends, Etc. To the extent permitted by Florida law, the Board of Directors shall have full power and discretion, subject to the provisions of the certificate of incorporation of the Corporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

        Section 7.02. Seal. The Corporation's seal shall be in such form as is required by law and as shall be approved by the Board of Directors.

        Section 7.03. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

        Section 7.04. Voting Shares in Other Corporations. Unless otherwise directed by the Board of Directors, shares in other corporations which are held by the Corporation shall be represented and voted only by the President or a proxy appointed by him.

        Section 7.05. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Florida Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                 ARTICLE VIII

                                  AMENDMENTS

        Section 8.01. Amendments. These Bylaws may be altered, amended or repealed by a majority of the directors present at any meeting of the Board of Directors at which a quorum is present, subject to the right of the shareholders to alter, amend or repeal any Bylaw adopted, altered, amended or repealed by the Board of Directors.


                                  ARTICLE IX

                               EMERGENCY BYLAWS

        Section 9.0. Conduct of Business Without Meetings. Pursuant to Florida Statute 607.0207, the corporation adopts the following Bylaws, which shall be effective only if a quorum of the Directors of the corporation cannot be readily assembled because of some catastrophic event.

        Section 9.02. Calling a Meeting. In the event of such catastrophic event, any member of the Board of Directors shall be authorized to call a meeting of the Board of Directors. Such member calling an emergency meeting shall use any means of communication at his disposal to notify all other members of the Board of Directors of such meeting.

        Section 9.03. Quorum. Any one member of the Board of Directors shall constitute a quorum of the Board of Directors. The members of the Board of Directors meeting during such an emergency may select any person or persons as additional Board of Directors members, officers or agents of the corporation.

        Section 9.04. Indemnification. The members of such emergency Board of Directors are authorized to utilize any means at their disposal to preserve and protect the assets of the corporation. Any action taken in good faith and acted upon in accordance with these Bylaws shall bind the corporation; and the corporation shall hold harmless any Director, officer, employee or agent who undertakes an action pursuant to these Bylaws.

        Section 9.05. Termination of Emergency Bylaws. These emergency Bylaws shall not be effective at the and of the emergency period.